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Exhibit 99 - h(2)

                                LETTER AGREEMENT
                        Investment Company Capital Corp.
                                One South Street
                               Baltimore, MD 21202



                                                               December 29, 2000


Flag Investors Series Funds, Inc.
One South Street
Baltimore, MD 21202


RE: Administration Services Fee


Dear Sirs:

         In regards to the Administration Services Appendix to the Master Services Agreement dated September 1, 2000, as amended December 29, 2000 (the "Agreement") between Flag Investors Series Funds, Inc. (on behalf of Flag Investors Growth Opportunity Fund) and Investment Company Capital Corp. each party to the Agreement agrees the administration fee will be 0.15% of the Fund's average daily net assets.



                                               Very truly yours,
                                               INVESTMENT COMPANY CAPITAL CORP.

                                               By: /s/Richard T. Hale
                                                   ------------------
                                               Name:  Richard T. Hale
                                               Title: President


                                               ACCEPTED AND CONFIRMED:

                                               FLAG INVESTORS SERIES FUNDS, INC.

                                               By: /s/Amy M. Olmert
                                                   ----------------
                                               Name: Amy M. Olmert
                                               Title: Secretary


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